EXHIBIT 99.1

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                OFFER TO EXCHANGE
                      TO HOLDERS OF TETON PETROLEUM COMPANY
                         COMMON STOCK PURCHASE WARRANTS

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON November 1, 2002, UNLESS THE OFFER IS EXTENDED.

                             TETON PETROLEUM COMPANY
                             2135 Burgess Creek Road
                           Steamboat Springs, CO 80487

                                                              September 16, 2002

To our warrant holders:

         This letter, and the enclosed Schedule TO, is being sent to you in connection with an offer by Teton Petroleum Company (the "Company") to exchange your common stock purchase warrants of the Company (the "Old Common Stock Purchase Warrants"), for an equal number of new common stock purchase warrants ("New Common Stock Purchase Warrants"), as more fully described below and in the Schedule TO. We understand that this material contains complex issues and we strongly urge you to contact us at 970-870-1417 if you have any questions or concerns whatsoever.

SUMMARY TERM SHEET

         We are offering to exchange all 30,822,880 of our Old Common Stock Purchase Warrants outstanding for 30,822,880 New Common Stock Purchase Warrants, subject to certain limitations. The New Common Stock Purchase Warrants will:

         o    have an exercise price of $0.30;
         o    have piggy-back registration rights; and
         o    expire on the earlier of
                  o six (6) months after the effective date of the registration statement registering shares of common stock issuable upon the exercise of the New Common Stock Purchase Warrants; or

                  o one (1) year after the issuance of the New Common Stock Purchase Warrant.

         This Summary Term Sheet will explain to you, our warrant holders, the important terms of the proposed transaction. This explanation is designed to assist you in deciding whether to tender your Old Common Stock Purchase Warrants to us or not. This Summary Term Sheet serves only as an introduction, and we urge you to carefully read the remainder of this Offer to Exchange and the accompanying Letter of Transmittal in order to fully educate yourself on the details of the proposed Offer.

WHO IS OFFERING TO BUY MY SECURITIES?

         The Offer to Exchange the Old Common Stock Purchase Warrants is being made by Teton Petroleum Company.

WHAT IS THE PURPOSE OF THE TENDER OFFER?

         The purpose of this tender offer is to (i) enhance the value to the holders of the Old Common Stock Purchase Warrants by exchanging them with the New Common Stock Purchase Warrants that have an exercise price of $0.30; and
(ii) encourage the timely exercise of the new common stock purchase warrants to provide capital for Teton.

WHAT ARE THE CLASSES AND AMOUNTS OF SECURITIES SOUGHT IN THE OFFER?

         We are offering to exchange 30,822,880 Old Common Stock Purchase Warrants for 30,822,880 New Common Stock Purchase Warrants. These numbers represents all of our outstanding Old Common Stock Purchase Warrants.

ARE THERE ANY CONDITIONS TO THE OFFER?

         There is no minimum number of Old Common Stock Purchase Warrants which must be exchanged.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE OFFER?

         You will have at least until 5:00 PM, New York City time, on November 1, 2002 to decide whether to tender your Old Common Stock Purchase Warrants in the Offer.

HOW MANY COMMON STOCK PURCHASE WARRANTS WILL TETON PETROLEUM EXCHANGE?

         We will exchange all of our Old Common Stock Purchase Warrants. There are currently 30,822,880 Old Common Stock Purchase Warrants outstanding.

WHAT WILL HAPPEN IF I DO NOT TENDER MYCOMMON STOCK PURCHASE WARRANT?

         Your Old Common Stock Purchase Warrant will remain in full force and effect if you do not tender.

UNDER WHAT CONDITIONS CAN TETON PETROLEUM COMPANY TERMINATE THE TENDER OFFER?

         We can terminate the Offer upon notice to you if certain circumstances occur, such as a material adverse change in the financial markets or the Offer becomes subject to government action or litigation.

CAN THE OFFER BE EXTENDED AND UNDER WHAT CIRCUMSTANCES?

         We are reserving the right to extend the Offer at our discretion, for a period of up to 30 days. Also, should we, pursuant to the terms and conditions of the Offer, materially amend the Offer we will ensure that the Offer remains open long enough to comply with Federal securities laws. It is possible that such changes could involve an extension of the Offer, up to 10 additional business days in some cases.

HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

         If we extend the Offer, we will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the day on which the Offer was scheduled to expire.

HOW DO I TENDER MY COMMON STOCK PURCHASE WARRANT?

         To tender your Old Common Stock Purchase Warrants, you must deliver your Old Common Stock Purchase Warrants, together with a completed Letter of Transmittal with any required signature guarantees or other required documents, to Teton Petroleum Company, 2135 Burgess Creek Road, Suite 7, Steamboat Springs, CO 80487, not later than the time the Offer expires.

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED OLD COMMON STOCK PURCHASE WARRANTS?

         You may withdraw previously tendered Old Common Stock Purchase Warrants at any time until the Offer has expired. To withdraw Old Common Stock Purchase Warrants, you must deliver a written notice of withdrawal, or a facsimile of one, with the required information to the Company while you still have the right to withdraw your Old Common Stock Purchase Warrant.

WHEN WILL TETON PETROLEUM COMPANY ISSUE THE NEW COMMON STOCK PURCHASE WARRANTS FOR THE OLD COMMON STOCK PURCHASE WARRANTS?

         We will issue the New Common Stock Purchase Warrants for the Old Common Stock Purchase Warrants, we accept, promptly after the expiration of the Offer and our acceptance of your Old Common Stock Purchase Warrant.

WHAT DOES OUR BOARD OF DIRECTORS THINK OF THE OFFER?

         Our Board of Directors unanimously determined that the terms of the Offer are fair and in the best interest of our warrant holders.

WHAT DOES TETON PETROLEUM COMPANY INTEND TO DO WITH THE EXCHANGED OLD COMMON STOCK PURCHASE WARRANT AFTER THE OFFER EXPIRES?

         The Old Common Stock Purchase Warrants accepted for exchange in the Offer will be cancelled.

WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IF I TENDER MY OLD COMMON STOCK PURCHASE WARRANTS?

         Generally, your New Common Stock Purchase Warrants will have the same tax basis as your current Old Common Stock Purchase Warrants. No income gain or loss will be recognized by a warrant holder on the surrender of the current Old Common Stock Purchase Warrants of Common stock purchase warrants or receipt of the certificate representing new Old Common Stock Purchase Warrants of New Common Stock Purchase Warrants. The tax basis of the common stock purchase warrants of New Common Stock Purchase Warrants will equal the tax basis of the common stock purchase warrants of Common stock purchase warrants exchanged therefor.

           You should check with your personal tax advisor to determine the specific state and local tax treatment, which applies to you.

WHAT RISKS DO I FACE IN CONNECTION WITH THE TENDER OFFER?

         The risks involved in connection with the Offer, include the following:

                  o If our stock price drops below the $.030 exercise price of the New Common Stock Purchase Warrants then the value of the New Common Stock Purchase Warrants will decrease.
                  o You will only be able to resell the common stock underlying the New Common Stock Purchase Warrants if there is an effective registration statement or an exemption from registration exists.
                  o The expiration date of the New Common Stock Purchase Warrant may be shorter than the expiration date of your Old Common Stock Purchase Warrant.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

         You can contact us at 1-970-870-1417 if you have any questions or concerns whatsoever.

NEITHER THE COMPANY NOR THE BOARD MAKES ANY RECOMMENDATION AS TO WHETHER ANY WARRANT HOLDER SHOULD TENDER ANY OF OR ALL SUCH OLD COMMON STOCK PURCHASE WARRANTS PURSUANT TO THE OFFER. EACH WARRANT HOLDER MUST MAKE THEIR OWN DECISION WHETHER TO TENDER THEIR OLD COMMON STOCK PURCHASE WARRANTS AND, IF SO, HOW MANY TO TENDER.

DESCRIPTION OF THE OFFER

         This statement relates to our offer to exchange all of our 30,822,880 Old Common Stock Purchase Warrants outstanding for 30,822,880 New Common Stock Purchase Warrants. The election period for the warrant holders expires on November 1, 2002, which the Company has the sole discretion to extend for an additional 30 days ("Election Period").

         The Old Common Stock Purchase Warrants that are the subject of this tender offer constitutes all of our Old Common Stock Purchase Warrants that are issued and outstanding. This tender is not conditioned upon the tender of any minimum amount, all Old Common Stock Purchase Warrants tendered will be accepted by us and we will not withdraw our offer. Old Common Stock Purchase Warrants tendered during the election period will be held in escrow until the expiration of the offering, or any extension thereof. Any warrant holders not tendering their Old Common Stock Purchase Warrants will continue to have the rights set forth in their Old Common Stock Purchase Warrants.

DESCRIPTION OF NEW COMMON STOCK PURCHASE WARRANTS

         The New Common Stock Purchase Warrants will:

         o    have an exercise price of $0.30;
         o    have piggy-back registration rights; and
         o    expire on the earlier of
                  o six (6) months after the effective date of the registration statement registering the New Common Stock Purchase Warrants; or
                  o one (1) year after the issuance of the New Common Stock Purchase Warrant.

TERMS OF THE TENDER OFFER

         The offer is not conditioned on any number of Old Common Stock Purchase Warrants being offered for exchange, but the offer is subject to a number of other conditions. See "Certain Conditions to the Offer."

         In compliance with Rule 13E-4 of the Securities Exchange Act of 1934, as amended, the Company, is offering to all of its warrant holders, the option to exchange their Old Common Stock Purchase Warrants for an equal amount of New Common Stock Purchase Warrants. We are offering to exchange 30,822,880 Old Common Stock Purchase Warrants of Common Stock Purchase Warrants for 30,822,880 New Common Stock Purchase Warrants.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR NEW COMMON STOCK PURCHASE WARRANTS.

         Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Company will accept for exchange, and will exchange for New Common Stock Purchase Warrants, all Old Common Stock Purchase Warrants validly tendered, subject to the prescribed limitations, as soon as practicable after the Expiration Date.

         Subject to applicable rules of the SEC, the Company expressly reserves the right to delay acceptance of delivery, or delivery for, Old Common Stock Purchase Warrants in order to comply in whole or in part with any other applicable law. In all cases, exchange for Old Common Stock Purchase Warrants tendered and accepted pursuant to the Offer will be made only after timely receipt by the Company of (i) the Old Common Stock Purchase Warrants, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal. For purposes of the Offer, the Company will be deemed to have accepted for tender, and thereby exchanged, Old Common Stock Purchase Warrants validly tendered and not properly withdrawn upon the Company's acceptance for payment of such Old Common Stock Purchase Warrants pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Old Common Stock Purchase Warrants accepted for exchange pursuant to the Offer will be made by delivery of New Common Stock Purchase Warrants from the Company. If any tendered Old Common Stock Purchase Warrants are not accepted for payment for any reason pursuant to the terms and conditions of the Offer, certificates evidencing unexchanged Old Common Stock Purchased Warrants will be returned, without expense to the tendering warrant holder.

PROCEDURES FOR TENDERING OLD COMMON STOCK PURCHASE WARRANTS.

         Except as set forth below, in order for Old Common Stock Purchase Warrants to be validly tendered pursuant to the Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signatures and any other documents required by the Letter of Transmittal, must be received by the Company at its address set forth in this Offer to Exchange and the certificates evidencing tendered Old Common Stock Purchase Warrants must be received by the Company at such address.

                                    Teton Petroleum Company
                                    -----------------------

                                    2135 Burgess Creek Road
                                  Steamboat Springs, CO 80487



THE METHOD OF DELIVERY OF CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

DETERMINATION OF VALIDITY.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Common Stock Purchase Warrants will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any condition of the Offer or any defect or irregularity in the tender of any particular Old Common Stock Purchase Warrant or any particular warrant holder, whether or not similar defects or irregularities are waived in the case of other warrant holders, and the Company's interpretation of the terms and conditions of the Offer will be final and binding on all persons. No tender of Old Common Stock Purchase Warrants will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of the Company. Neither the Company, nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

WITHDRAWAL RIGHTS.

         Tenders of the Old Common Stock Purchase Warrants made pursuant to the Offer are irrevocable except that such Old Common Stock Purchase Warrants may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by the Company pursuant to the Offer, may also be withdrawn at any time after October 1, 2002. If the Company extends the Offer, is delayed in its acceptance for payment of Old Common Stock Purchase Warrants or is unable to accept Old Common Stock Purchase Warrants for payment pursuant to the Offer for any reason, then, without prejudice to the Company's rights under the Offer, the Company may, nevertheless, on behalf of the Company, retain tendered Old Common Stock Purchase Warrants, and such Old Common Stock Purchase Warrants may not be withdrawn except to the extent that tendering warrant holders are entitled to withdrawal rights as described in this section. For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Company at its address set forth in this Offer to Exchange. Any such notice of withdrawal must specify the name of the person who tendered the Old Common Stock Purchase Warrants to be withdrawn, the number of Old Common Stock Purchase Warrants to be withdrawn and the name of the registered holder of such Old Common Stock Purchase Warrants, if different from that of the person who tendered such Old Common Stock Purchase Warrants. Withdrawals of tenders of Old Common Stock Purchase Warrants may not be rescinded, and Old Common Stock Purchase Warrants properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Old Common Stock Purchase Warrants may be tendered by again following the procedures described above. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its sole discretion, whose determination will be final and binding. None of the Company, the Company or any other person will be under duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

PURPOSE, ALTERNATIVES, REASONS AND EFFECTS.

         The purpose of this tender offer is to (i) enhance the value to the holders of the Old Common Stock Purchase Warrants by exchanging them with the New Common Stock Purchase Warrants that have an exercise price of $0.30; and
(ii) encourage the timely exercise of the new common stock purchase warrants to provide capital for Teton.

FAIRNESS.

         The Company reasonably believes that this transaction is fair to the warrant holders. The Company believes that this transaction is fair because while no public market will be available to the holders of the New Common Stock Purchase Warrants, the New Common Stock Purchase Warrants:

         o    have an exercise price of $0.30;
         o    have piggy-back registration rights; and
         o    expire on the earlier of
                   o six (6) months after the effective date of the registration statement registering the New Common Stock Purchase Warrants; or
                   o one (1) year after the issuance of the New Common Stock Purchase Warrant.

         The Company is not requiring the approval of any warrant holders to complete this transaction. This transaction was approved by a majority of the directors who are not employees of the Company, and no unaffiliated representative has been retained by the Company.

REPORTS, OPINIONS AND APPRAISALS.

         No report, opinion or appraisal was received by the Company with regard to the Offer or the value of the New Common Stock Purchase Warrants.

TERM

         The election period for this offering expires on November 1, 2002 (the "Expiration Date"), which date may be extended up to an additional 30 days by the Company at its sole discretion and in compliance with applicable securities laws. All of our Old Common Stock Purchase Warrants are subject to this tender.

         Each warrant holder must tender their Old Common Stock Purchase Warrants, which will be held by the Company until the Expiration Date, or any extension thereof.

RISKS

         There are certain risks involved in participating in this exchange, including the following:


         o If our stock price drops below the $0.30 exercise price of the New Common Stock Purchase Warrants then the value of the New Common Stock Purchase Warrants will decrease and you may lose some or all of your investment.
         o You will only be able to resell the common stock underlying the New Common Stock Purchase Warrants if there is an effective registration statement or an exemption from registration exists.
         o The expiration date of the New Common Stock Purchase Warrant may be shorter than the expiration date of your Old Common Stock Purchase Warrant.

CERTAIN CONDITIONS TO THE OFFER.

         Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) the Company's right to extend, amend or terminate the Offer as set forth herein, the Company shall not be required to accept for exchange Old Common Stock Purchase Warrants tendered, or may postpone the acceptance for exchange of the Old Common Stock Purchase Warrants tendered, subject to Rule 13e-4(f) promulgated under the Exchange Act, if, prior to the

Expiration Date, any of the following shall have in the reasonable judgment of the Company occurred (or shall have been reasonably determined by the Company to have occurred):

         (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, before any court or governmental, regulatory or administrative authority, agency or tribunal, domestic or foreign, that (i) challenges the making of the Offer or the acquisition of Old Common Stock Purchase Warrants pursuant to the Offer, or otherwise, directly or indirectly, relates in any manner to the Offer; or (ii) in the reasonable good faith judgment of the Company, could materially affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries or materially impair the Offer's contemplated benefits to the Company;

         (b) if there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court or any government or governmental, regulatory or administrative authority, agency or tribunal, domestic or foreign, that, in the Company's reasonable good faith judgment, would or might directly or indirectly
(i) make the acceptance for exchange of some or all the Old Common Stock Purchase Warrants illegal or otherwise restrict or prohibit consummation of the Offer; (ii) delay or restrict the ability of the Company, or render the Company unable, to accept for exchange some or all the Old Common Stock Purchase Warrants; (iii) materially impair the contemplated benefits of the Offer to the Company; or (iv) materially adversely affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries;

         (c) if there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), including but not limited to any changes in trading conditions resulting from actual or threatened terrorist attacks, responses by the United States or its allies, or the effects thereof; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States as to such acts; (iii) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or any of its territories, including, without limitation, any acts of terrorism, domestic or foreign, or responses of the United States or its allies to such acts; (iv) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in the reasonable good faith judgment of the Company, might affect, the extension of credit by banks or other lending institutions in the United States;

(v) any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the reasonable good faith judgment of the Company, have a material adverse effect on the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries, taken as a whole; or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the reasonable good faith judgment of the Company, a material escalation, acceleration or worsening thereof;

         (d) if any actual or potential adverse change or development shall occur or be threatened or be anticipated by the Company with respect to the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries that, in the reasonable judgment of the Company, is or may be material to the Company or affects the anticipated benefits to the Company of the Offer.

         The foregoing conditions are for the benefit of the Company and may be asserted regardless of the circumstances giving rise to any such condition and, except as set forth in the next sentence, any such condition may be waived by the Company, in whole or in part, at any time and from time to time in such party's sole and reasonable discretion. In certain cases, waiver of a condition to the Offer would require an extension of the Offer. Any party's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Expiration Date. Any determination by the applicable party concerning the events described above and any related judgment by the applicable party regarding the inadvisability of proceeding with the acceptance for payment or payment for any tendered Old Common Stock Purchase Warrants will be final and binding on all parties.

TAX CONSEQUENCES

         The Company believes that the Federal income tax consequences of the exchange offer to holders of Old Common Stock Purchase Warrants will be as follows:

                   (i) No income gain or loss will be recognized by a shareholder on the surrender of the current Old Common Stock Purchase Warrants or receipt of the certificate representing new Old Common Stock Purchase Warrants of New Common Stock Purchase Warrants.

                  (ii) The tax basis of the Old Common Stock Purchase Warrants of New Common Stock Purchase Warrants will equal the tax basis of the Old Common Stock Purchase Warrants of Common stock purchase warrants exchanged therefor.

                  (iii) The holding period of the New Common Stock Purchase Warrants will include the holding period of the old Old Common Stock Purchase Warrants if such Old Common Stock Purchase Warrants were held as capital assets.

                  (iv) The exchange of the Old Common Stock Purchase Warrants of Common stock purchase warrants for the new common stock purchase warrants of New Common Stock Purchase Warrants will produce no taxable income or gain or loss to the Company.

         The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         The state and local tax consequences of the exchange offer may vary significantly as to each shareholder, depending upon the state in which he/she resides. Shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the exchange.

IDENTITY AND BACKGROUND OF FILING PERSON

         Teton Petroleum Company, P.O. Box 774327, Steamboat Springs, CO 80477. The business number is (970) 870-1417. Our officers and directors, who can be reached at the above-referenced business address and telephone number, are as follows:

         o    H. Howard Cooper, President and Director
         o    Thomas F. Conroy, Chief Financial Officer and Secretary
         o    Carl F. Arliss, Director
         o    James J. Woodcock

         The following tables sets forth, as of March 25, 2002, the number of and percent of our common stock beneficially owned by (a) all directors and nominees, naming them, (b) our executive officers, (c) our directors and executive officers as a group, without naming them, and (d) persons or groups known by us to own beneficially 5% or more of our common stock:

      Name and Address                    Amount and Nature of       Percent
      of Beneficial Owner                 Beneficial Ownership       of Class
------------------------------------ ---------------------------- -------------

   H. Howard Cooper                          2,821,735(1)              9.5
   2135 Burgess Creek Road
   Suite #7
   P.O. Box 774327
   Steamboat Springs, CO 80477

   Thomas F. Conroy                            133,332(2)              .05
   3825 S. Colorado Blvd.
   Denver, CO 80110

   Thomas L. Di Grappa                       1,623,750(3)              5.5
   621 - 17th Street, Suite 2150
   Denver, CO 80293

   William D. Kennedy                          529,362(4)              1.8
   550 West Texas Avenue
   Suite 1225
   Midland, TX 79701

   Perm Corporation                          2,064,512(5)              7.2
   505 North Big Spring
   Suite 301
   Midland, TX 79701

   All executive officers and                5,108,179(6)             16.7
   directors as a group (4 persons)
----------

(1) Includes the right to acquire, currently, or within 60 days, 1,086,250 shares of common stock.
(2) Such shares are held by Conroy and Co., a company owned by Mr. Conroy and his wife. Includes the right to acquire, currently, or within 60 days, 53,333 shares of common stock pursuant to the exercise of a common stock purchase warrant and 44,444 shares of common stock pursuant to a convertible debenture.

(3) Includes the right to acquire, currently, or within 60 days, 513,750 shares of common stock. Also, includes the shares of common stock held by Great Northern Gas Co., a company of which Mr. Di Grappa is president and a director.
(4) Includes the right to acquire, currently, or within 60 days, 395,800 shares of common stock. Does not include the shares held by Perm Corporation, a company of which Mr. Kennedy is a director and which Mr. Kennedy disclaims beneficial ownership.
(5) Does not include the shares held by William D. Kennedy, a director of Teton who is also a director of Perm Corporation.
(6) Includes the right to acquire, currently, or within 60 days, 2,093,577 shares of common stock.

Based upon the Company's records and upon information provided to the Company by its directors and executive officers, neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any of the directors or executive officers of the Company, nor any associates of any of the foregoing, has effected any transactions in the Common stock purchase warrants during the sixty days prior to the date hereof.

         Incorporated by reference are the financial statements that are included in the Company's Annual Report on form 10-KSB for the fiscal year ended December 31, 2001, and all amendments thereto, and the Quarterly Reports on Form 10-QSB for the period ended June 30, 2002.

MISCELLANEOUS

         The Offer is being made to all holders of our common stock purchase warrants. The Company is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Old Common Stock Purchase Warrants pursuant thereto, the Company will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Company cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Old Common Stock Purchase Warrants in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY NOT CONTAINED IN THIS OFFER TO EXCHANGE OR IN RELATED LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

         The Company has filed with the SEC a Tender Offer Statement on Schedule TO, together with all exhibits thereto, pursuant to Regulation M-A under the Exchange Act, furnishing certain additional information with respect to the Offer. Such Schedule and any amendments thereto, including exhibits, may be inspected and copies may be obtained from the offices of the SEC.

                              LETTER OF TRANSMITTAL
               To accompany old common stock purchase warrants of
                             TETON PETROLEUM COMPANY
               Surrendered in connection with the tender offer to
                 exchange old common stock Purchase warrants for
                      new common stock purchase warrants of
                            Teton Petroleum Company.


I,______________________________________ (NAME), hereby agree to tender
_______________(NUMBER)of old common stock purchase warrants of Teton Petroleum Company (the "Company"), to the Company, in exchange for a like number of new common stock purchase warrants. I understand that upon such tender and acceptance by the Company of my old common stock purchase warrants, my old common stock purchase warrants will be cancelled and I will receive new common stock purchase warrants, and have the remaining old common stock purchase warrants, if any, issued to me in a new warrant certificate.


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                 DESCRIPTION OF WARRANT CERTIFICATES SURRENDERED
--------------------------------------------------------------------------------
                             Warrant certificate(s)
   (Attach separate signed list if necessary) (Original common stock purchase warrant must accompany the Election Form.)
--------------------------------------------------------------------------------
                                     Teton Petroleum Company (as defined herein)
--------------------------------------------------------------------------------
Name(s) and Address(s) of
Registered Holder(s)
(Please fill in if blank)      Certificate Number(s)  Total Number of Warrants
                                                      Represented by Certificate
                              ----------------------- --------------------------

                              ----------------------- --------------------------

                              ----------------------- --------------------------

                              ----------------------- --------------------------

                              ----------------------- --------------------------
                              Total:
                              ----------------------- --------------------------

--------------------------------------------------------------------------------
     THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS
                      LETTER OF TRANSMITTAL IS COMPLETED.
--------------------------------------------------------------------------------
    SPECIAL ISSUANCE INSTRUCTIONS           SPECIAL DELIVERY INSTRUCTIONS

Fill in only if the new common stock        Fill in only if the new common stock
purchase warrant certificate(s)             purchase warrant certificate(s) to
is to be issued in a name OTHER than        be issued are to be DELIVERED to an
that set forth above.                       address OTHER than that set forth
                                            above.

Issue the certificate(s) in the name of:    Mail the certificate(s) to:

Name:_____________________                  Name:_____________________
Address: __________________________         Address: __________________________
         __________________________                  __________________________
         __________________________                  __________________________

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 BY EXECUTING THIS ELECTION FORM AND/OR PARTICIPATING IN THIS TENDER OFFER, EACH
     INVESTOR SHALL BE DEEMED TO HAVE RELEASED ANY AND ALL RIGHTS OR CLAIMS AGAINST TETON PETROLEUM COMPANY, THAT SUCH INVESTOR MAY POSSESS, FROM OR IN ANY WAY RELATED TO THE PURCHASE OF SECURITIES FROM TETON PETROLEUM COMPANY.
--------------------------------------------------------------------------------
 PLEASE SIGN AND COMPLETE ALL INFORMATION HERE AND ON SUBSTITUTE FORM W-9 BELOW

SIGNATURE(S): ___________________________________   DATED: _____________________

__________________________________________ TELEPHONE NO: _________________

E-MAIL ADDRESS:________________________________

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Certificate(s) or a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-at-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper documentary evidence of the appointment and authority of such person so to act.
--------------------------------------------------------------------------------
      MEDALLION GUARANTEE OF SIGNATURE(S) IN CASE OF TRANSFERS OF OWNERSHIP Signature(s) Guaranteed by: ________________________________________________
Title of Officer Signing this Guarantee (Please Print): ________________________ Name of Guaranteeing Firm (Please Print): _____________________________________
Address of Guaranteeing Firm (Please Print): ___________________________________
--------------------------------------------------------------------------------